UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 11, 2016
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On January 11, 2016 (the “Closing Date”), pursuant to a Purchase Agreement (the “Purchase Agreement”) by and among Amy Cappellazzo, Allan Schwartzman and Adam Chinn (collectively, the “Sellers”) and Sotheby’s, Inc. (the “Company”), a wholly-owned subsidiary of Sotheby’s, the Company acquired certain entities comprising the business of Art Agency, Partners, a firm that provides a range of art-related advisory services to a high-end client base (“Art Agency Partners”). The transactions contemplated by the Purchase Agreement are referred to as the “Transaction”.
Pursuant to the Purchase Agreement, the closing consideration, which is subject to customary adjustment pursuant to the terms of the Purchase Agreement, paid by the Company to the Sellers on the Closing Date consisted of $50,000,000 in cash. As additional consideration for the Transaction, the Company has agreed to make earn-out payments not exceeding $35,000,000 in the aggregate over the course of the next four to five years that are contingent on the achievement of a minimum level of financial performance (the earn-out payments (if any), together with the closing consideration, the “Consideration”).
In connection with the Transaction, each Seller has entered into an employment agreement with Sotheby’s, which has a term of five years from the Closing Date, unless terminated earlier by Sotheby’s or the applicable Seller. Each Seller’s employment agreement includes non-competition and non-solicitation covenants that will continue in effect for twelve months following such Seller’s termination of employment for any reason.
The Purchase Agreement contains customary representations, warranties, covenants and indemnities of Sellers, on the one hand, and the Company, on the other hand. Sellers are subject to five-year non-competition and non-solicitation covenants that are additional to those contained in the employment agreements.
The foregoing description of the Purchase Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 99.1, which is incorporated herein by reference.
A copy of the press release, dated January 11, 2016, issued by Sotheby’s announcing the Transaction is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Exhibit
99.1	Purchase Agreement, dated as of January 11, 2016, by and among Amy Cappellazzo, Allan Schwartzman, Adam Chinn and Sotheby’s, Inc.
99.2	Press Release of Sotheby’s issued on January 11, 2016.
Forward-Looking Statements
This report contains certain “forward-looking statements” (as such term is defined in the Securities and Exchange Act of 1934, as amended) relating to future events and the financial performance of Sotheby’s. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performances will differ materially from such predictions. Major factors, which Sotheby’s believes could cause the actual results to differ materially from the predicted results in the “forward-looking statements” include, but are not limited to, the overall strength of the international economy and financial markets, political conditions in various nations, the ability to recognize the benefits of the Transaction, competition with other auctioneers and art dealers, the amount of quality property being consigned to art auction houses and the marketability at auction of such property. Please refer to our most recently filed Form 10-Q (and/or 10-K) for a complete list of Risk Factors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Sotheby’s has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Jonathan Olsoff

Jonathan Olsoff
Senior Vice President,
Worldwide General Counsel

Date:	January 11, 2016

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